News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
David E. Pendery	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports First Quarter 2011 Results

•	Quarterly revenue of $295 million, up 23%

•	Adjusted EBITDA of $86.5 million, or 29.3% of revenue for the quarter

•	EPS of $0.47 and adjusted EPS of $0.75 for the quarter

ENGLEWOOD, Colo. (March 17, 2011) - IHS Inc. (NYSE: IHS), a leading global source of critical information and insight, today reported results for the first quarter ended February 28, 2011. Revenue for the first quarter of 2011 totaled $295 million, a 23 percent increase over first quarter 2010 revenue of $241 million. Net income for the first quarter of 2011 was $30.7 million, or $0.47 per diluted share, compared to first quarter 2010 net income of $26.8 million, or $0.42 per diluted share.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) totaled $86.5 million for the first quarter of 2011, up 22 percent from $70.7 million in the first quarter of 2010. Adjusted earnings per diluted share were $0.75 for the first quarter of 2011, an increase of 21 percent over the prior-year period. Adjusted EBITDA and adjusted earnings per share are non-GAAP (Generally Accepted Accounting Principles) financial measures used by management to measure operating performance. Please see the end of this release for more information about these non-GAAP measures.

“Organic revenue growth continued to accelerate during the first quarter,” said Jerre Stead, IHS chairman and chief executive officer.  “And we are making very good progress with our multiple initiatives and investments, as well as integrating our recent acquisitions.  These important investments will drive profitable growth in the years to come.”

First Quarter 2011 Details
Revenue for the first quarter of 2011 totaled $295 million, a 23 percent increase over first-quarter 2010 revenue of $241 million. The revenue increase was driven by 9 percent organic growth, 13 percent acquisitive growth, and minimal foreign currency movements. The subscription-based business grew 8 percent organically and represented 79 percent of total revenue.

	Three Months Ended February 28,		Absolute	Organic
	2011	2010	% change	% change
Subscription revenue	$233,772	$195,486	20%	8%
Non-subscription revenue	61,230	45,249	35%	10%
Total revenue	$295,002	$240,735	23%	9%

The company continued to grow its business overall in all three regions. The Americas (North and South America) segment increased its revenue during the first quarter by $29.2 million, or 19 percent, to $181.2 million. The EMEA (Europe, Middle East and Africa) segment grew its first quarter revenue by $16.2 million, or 24 percent, to $84.4 million. The APAC (Asia Pacific) segment's revenue was up $8.8 million, or 43 percent, to $29.4 million.

Adjusted EBITDA for the first quarter of 2011 was $86.5 million, up $15.8 million, or 22 percent, over the prior-year period. Operating income increased $3.6 million, or 10 percent, to $40.3 million. Americas' operating income increased $2.7 million, or 6 percent, to $49.3 million. EMEA's operating income was up $3.8 million, or 30 percent, to $16.5 million. APAC's operating income grew $2.0 million, or 31 percent, to $8.3 million.

Cash Flows
IHS generated $79.3 million of cash flow from operations during the three months ended February 28, 2011, representing a 43 percent increase over last year's $55.4 million.

Balance Sheet
IHS ended first quarter 2011 with $251.7 million of cash and cash equivalents and $298.4 million of debt.

“The first quarter was a solid start to our year,” stated Michael J. Sullivan, executive vice president and chief financial officer.  “We were able to increase the rate of top-line organic growth, grow margins on a normalized basis, generate robust free cash flow, and continue to invest in our future.”

Outlook (forward-looking statement)
For the year ending November 30, 2011, IHS expects:

•	An increase in its all-in revenue to a range of $1.23 to $1.26 billion; and

•	All-in adjusted EBITDA in a range of $378 to $388 million.

Additionally, for the year ending November 30, 2011, we also expect:

•	Depreciation and amortization expense to be approximately $75 million;

•	Net interest expense of approximately $7 million;

•	Stock-based compensation expense to be approximately $82 million;

•	Net pension expense to be approximately $11 million;

•	An adjusted tax rate of approximately 28 percent; and

•	Fully diluted shares to be approximately 66 million.

The above outlook assumes constant currencies and no further acquisitions, restructurings or unanticipated events.

See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss first quarter 2011 results on March 17, 2011, at 3:00 p.m. MDT (5:00 p.m. EDT). The conference call will be simultaneously webcast on the company's website: www.ihs.com.

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA further excludes (i) non-cash items (e.g., stock-based compensation expense and non-cash pension and post-retirement expense) and (ii) items that management does not consider to be useful in assessing our operating performance (e.g., acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). Adjusted earnings per diluted share exclude similar items as adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to EBITDA is required by the lenders under our term loan and revolving credit agreement.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization, stock-based compensation, non-cash pension and post-retirement expense) or (ii) items that we do not consider to be useful in assessing our operating performance (e.g., income taxes, acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:
This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words "expect," "anticipate," "believe," "intend," "estimate," "plan" and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties-many of which are difficult to predict and generally beyond the control of IHS-that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS (NYSE: IHS) is a leading source of information and insight in pivotal areas that shape today's business landscape: energy, economics, geopolitical risk, sustainability and supply chain management. Businesses and governments around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS employs more than 4,400 people in more than 30 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2011 IHS Inc. All rights reserved.

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IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	February 28, 2011	November 30, 2010
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$251,677	$200,735
Accounts receivable, net	288,155	256,552
Income tax receivable	13,627	—
Deferred subscription costs	49,623	41,449
Deferred income taxes	23,299	33,532
Other	28,837	20,466
Total current assets	655,218	552,734
Non-current assets:
Property and equipment, net	102,229	93,193
Intangible assets, net	377,005	384,568
Goodwill, net	1,140,007	1,120,830
Other	7,880	4,377
Total non-current assets	1,627,121	1,602,968
Total assets	$2,282,339	$2,155,702
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$17,115	$19,054
Accounts payable	41,220	35,854
Accrued compensation	24,312	51,233
Accrued royalties	27,768	24,338
Other accrued expenses	44,488	51,307
Income tax payable	—	4,350
Deferred subscription revenue	479,705	392,132
Total current liabilities	634,608	578,268
Long-term debt	281,303	275,095
Accrued pension liability	27,093	25,104
Accrued post-retirement benefits	10,157	10,056
Deferred income taxes	72,282	73,586
Other liabilities	18,923	17,512
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 67,107,987 and 66,250,283 shares issued, and 64,838,960 and 64,248,547 shares outstanding at February 28, 2011 and November 30, 2010, respectively	671	662
Additional paid-in capital	570,363	541,108
Treasury stock, at cost: 2,269,027 and 2,001,736 shares at February 28, 2011 and November 30, 2010, respectively	(123,058)	(101,554)
Retained earnings	891,213	860,497
Accumulated other comprehensive loss	(101,216)	(124,632)
Total stockholders’ equity	1,237,973	1,176,081
Total liabilities and stockholders’ equity	$2,282,339	$2,155,702

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)

	Three Months Ended February 28,
	2011	2010
	(Unaudited)
Revenue:
Products	$260,869	$212,682
Services	34,133	28,053
Total revenue	295,002	240,735
Operating expenses:
Cost of revenue:
Products	109,558	89,123
Services	18,626	16,083
Total cost of revenue (includes stock-based compensation expense of $854 and $1,432 for the three months ended February 28, 2011 and 2010, respectively)	128,184	105,206
Selling, general and administrative (includes stock-based compensation expense of $21,244 and $17,870 for the three months ended February 28, 2011 and 2010, respectively)	101,772	84,652
Depreciation and amortization	18,201	13,830
Acquisition-related costs	3,306	—
Net periodic pension and post-retirement expense	2,732	1,194
Other expense (income), net	505	(885)
Total operating expenses	254,700	203,997
Operating income	40,302	36,738
Interest income	185	104
Interest expense	(1,662)	(365)
Non-operating expense, net	(1,477)	(261)
Income from continuing operations before income taxes	38,825	36,477
Provision for income taxes	(8,116)	(9,528)
Income from continuing operations	30,709	26,949
Income (loss) from discontinued operations, net	7	(126)
Net income	$30,716	$26,823

Basic earnings per share:
Income from continuing operations	$0.48	$0.42
Income (loss) from discontinued operations, net	$—	$—
Net income	$0.48	$0.42
Weighted average shares used in computing basic earnings per share	64,485	63,539

Diluted earnings per share:
Income from continuing operations	$0.47	$0.42
Income (loss) from discontinued operations, net	$—	$—
Net income	$0.47	$0.42
Weighted average shares used in computing diluted earnings per share	65,415	64,429

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended February 28,
	2011	2010
	(Unaudited)
Operating activities:
Net income	$30,716	$26,823
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	18,201	13,830
Stock-based compensation expense	22,098	19,302
Excess tax benefit from stock-based compensation	(7,925)	(4,471)
Non-cash net periodic pension and post-retirement expense	2,603	851
Deferred income taxes	7,868	7,901
Change in assets and liabilities:
Accounts receivable, net	(30,683)	(36,425)
Other current assets	(13,971)	(8,282)
Accounts payable	4,327	3,696
Accrued expenses	(24,365)	(25,697)
Income tax payable	(10,045)	(6,831)
Deferred subscription revenue	80,384	65,519
Other liabilities	60	(804)
Net cash provided by operating activities	79,268	55,412
Investing activities:
Capital expenditures on property and equipment	(15,541)	(7,172)
Acquisitions of businesses, net of cash acquired	—	(18,500)
Intangible assets acquired	(2,400)	—
Change in other assets	(547)	(986)
Settlements of forward contracts	(145)	(819)
Net cash used in investing activities	(18,633)	(27,477)
Financing activities:
Proceeds from borrowings	320,000	20,000
Repayment of borrowings	(315,832)	(3,224)
Payment of debt issuance costs	(6,302)	—
Excess tax benefit from stock-based compensation	7,925	4,471
Proceeds from the exercise of employee stock options	1,504	189
Repurchases of common stock	(21,504)	(18,151)
Net cash provided by (used in) financing activities	(14,209)	3,285
Foreign exchange impact on cash balance	4,516	(5,979)
Net increase in cash and cash equivalents	50,942	25,241
Cash and cash equivalents at the beginning of the period	200,735	124,201
Cash and cash equivalents at the end of the period	$251,677	$149,442

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)

	Three Months Ended February 28,		Absolute	Organic
	2011	2010	% change	% change
	(Unaudited)
Revenue by segment:
Americas revenue	$181,191	$151,968	19%	8%
EMEA revenue	84,438	68,196	24%	9%
APAC revenue	29,373	20,571	43%	15%
Total revenue	$295,002	$240,735	23%	9%

Revenue by transaction type:
Subscription revenue	$233,772	$195,486	20%	8%
Consulting revenue	16,516	11,885	39%	14%
Transaction revenue	13,338	11,390	17%	7%
Other revenue	31,376	21,974	43%	10%
Total revenue	$295,002	$240,735	23%	9%

Revenue by information domain:
Energy revenue	$121,651	$109,935
Product Lifecycle (PLC) revenue	101,780	74,734
Security revenue	26,820	25,399
Environment revenue	20,975	11,207
Macroeconomic Forecasting and Intersection revenue	23,776	19,460
Total revenue	$295,002	$240,735

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)

	Three Months Ended February 28,
	2011	2010
	(Unaudited)
Net income	$30,716	$26,823
Interest income	(185)	(104)
Interest expense	1,662	365
Provision for income taxes	8,116	9,528
Depreciation and amortization	18,201	13,830
EBITDA	$58,510	$50,442
Stock-based compensation expense	22,098	19,302
Acquisition-related costs	3,306	—
Non-cash net periodic pension and post-retirement expense	2,603	851
(Income) loss from discontinued operations, net	(7)	126
Adjusted EBITDA	$86,510	$70,721

	Three Months Ended February 28, 2011		Three Months Ended February 28, 2010
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$22,098	$14,311	$19,302	$12,160
Acquisition-related costs	$3,306	$2,222	$—	$—
Non-cash net periodic pension and post-retirement expense	$2,603	$1,613	$851	$527
(Income) loss from discontinued operations, net	$(11)	$(7)	$159	$126

	Three Months Ended February 28,
	2011	2010
	(Unaudited)
Earnings per diluted share	$0.47	$0.42
Stock-based compensation expense	0.22	0.19
Acquisition-related costs	0.03	—
Non-cash net periodic pension and post-retirement expense	0.02	0.01
(Income) loss from discontinued operations, net	—	—
Adjusted earnings per diluted share	$0.75	$0.62
Note: Amounts may not sum due to rounding
	Three Months Ended February 28,
	2011	2010
	(Unaudited)
Net cash provided by operating activities	79,268	55,412
Capital expenditures on property and equipment	(15,541)	(7,172)
Free cash flow	$63,727	$48,240

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three Months Ended February 28, 2011
	Americas	EMEA	APAC	Shared Services	Total

Operating income	$49,319	$16,497	$8,261	$(33,775)	$40,302
Adjustments:
Stock-based compensation expense	—	—	—	22,098	22,098
Depreciation and amortization	14,109	3,492	39	561	18,201
Acquisition-related costs	3,234	72	—	—	3,306
Non-cash net periodic pension and post-retirement expense	—	—	—	2,603	2,603
Adjusted EBITDA	$66,662	$20,061	$8,300	$(8,513)	$86,510

	Three Months Ended February 28, 2010
	Americas	EMEA	APAC	Shared Services	Total

Operating income	$46,668	$12,681	$6,301	$(28,912)	$36,738
Adjustments:
Stock-based compensation expense	—	—	—	19,302	19,302
Depreciation and amortization	9,216	4,060	25	529	13,830
Non-cash net periodic pension and post-retirement expense	—	—	—	851	851
Adjusted EBITDA	$55,884	$16,741	$6,326	$(8,230)	$70,721